UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 11, 2008

ESCALA GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)
5 Frances J. Clarke Circle Bethel, CT 06801
(Address of Principal Executive Offices) (Zip Code)

203-702-8480

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES. THE COMPANY MAKES NO COMMITMENT TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ANY STATEMENT IS MADE.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 11, 2008, Leon Losapio resigned as Executive Vice President of Finance/Chief Accounting Officer and as Acting Chief Financial Officer of the Company, positions which he had held since March 6, 2008.

Also effective June 11, 2008, the Board of Directors appointed Thor Gjerdrum as Chief Financial Officer and Executive Vice President of the Company.  Mr. Gjerdrum, aged 41, has served as Chief Financial Officer of A-Mark Precious Metals, Inc., a precious metals trading company acquired by the Company in 2005, since 2002.   Prior to that, he served as Vice President of Finance for Clipper Windpower, Inc., a company engaged in wind energy technology, and as Chief Operating Officer, European Operations for Star Telecommunications, Inc. Mr. Gjerdrum received a Bachelor of Science degree in accounting from Santa Clara University in 1989.

The Board of Directors has agreed to treat Mr. Losapio’s resignation as a termination without cause under his agreement with the Company and accordingly will pay Mr. Losapio an amount equal to his annual base salary ($275,000) over an approximately one-year period.

A copy of the press release dated June 17, 2008, announcing the resignation of Mr. Losapio and the appointment of Mr. Gjerdrum, is attached hereto as Exhibit 99.1.

Item 7.01     Regulation FD Disclosure

On June 11, 2008, the Company issued a press release announcing the relocation of its corporate headquarters.  In the press release, the Company stated its corporate headquarters would move to existing leased space in California, where its trading and coin operations are conducted.   A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits

Exhibits.

99.1      Press release, dated June 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2008

ESCALA GROUP INC.

By:/s/ Carol Meltzer
		Name:	Carol Meltzer
		Title:	Executive Vice President and Chief
Administrative Officer